UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

The Walt Disney Company

(Name of Registrant as Specified In Its Charter)

Blackwells Capital LLC
Blackwells Onshore I LLC
Jason Aintabi
Craig Hatkoff
Leah Solivan
Jessica Schell

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

From time to time, Blackwells Capital LLC (“Blackwells”) and/or the other participants in its solicitation may make certain posts regarding the campaign to their respective social media pages, including each of their X (formerly known as Twitter) pages, LinkedIn pages, Instagram pages and/or Facebook pages. A copy of these posts are attached hereto as Exhibit 1, Exhibit 2 and Exhibit 3.

Certain Information Concerning Participants

Blackwells Onshore I LLC, Blackwells Capital LLC, Jason Aintabi, Craig Hatkoff, Jessica Schell and Leah Solivan (collectively, the “Participants”) are participants in the solicitation of proxies from the shareholders of the Company for the 2024 Annual Meeting of Shareholders (the “Annual Meeting”). On February 6, 2024, the Participants filed with the U.S. Securities and Exchange Commission (the “SEC”) their definitive proxy statement and accompanying GREEN Proxy Card in connection with their solicitation of proxies from the shareholders of the Company for the Annual Meeting. ALL SHAREHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT, THE ACCOMPANYING GREEN PROXY CARD AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY THE PARTICIPANTS, AS THEY CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS AND THEIR DIRECT OR INDIRECT INTERESTS IN THE COMPANY, BY SECURITY HOLDINGS OR OTHERWISE. The definitive proxy statement and an accompanying GREEN proxy card will be furnished to some or all of the Company’s shareholders and are, along with other relevant documents, publicly available at no charge on the SEC’s website at http://www.sec.gov/. In addition, the Participants will provide copies of the definitive proxy statement without charge, when available, upon request. Requests for copies should be directed to Blackwells Onshore I LLC.

Exhibit 1

Jessica Schell is a content veteran with tremendous digital experience.

As EVP and General Manager of Warner Bros. Home Entertainment, she led its transformation with great success.

Blackwells Capital has nominated Jessica for Disney’s Board of Directors.

Learn more here: https://bit.ly/49wYEE9 #thefutureofdisney #disneydeservesthebest

Exhibit 2

You couldn’t sketch a better Disney leader in a writers’ room.

Craig Hatkoff has deep roots in both business and media — as co-founder of the Tribeca Film Festival. He is an experienced public company director (with over 47 years of public board experience!)...

...That can work with Disney’s Board to drive shareholder value.

Blackwells Capital has nominated Craig for Disney’s Board of Directors.

Learn more: http://bit.ly/49wYEE9 #thefutureofdisney #disneydeservesthebest

Exhibit 3

Leah Solivan has been at the forefront of consumer technology innovation and has storied experience across the sector.

Blackwells Capital has nominated Leah for Disney’s Board of Directors.

Learn more about Leah and how she’ll lead Disney into the future here: http://bit.ly/49wYEE9 #thefutureofdisney #disneydeservesthebest

Thrilled to be nominated and excited about the Future of Disney